                                                                    EXHIBIT 24.1

                       OAK STREET FINANCIAL SERVICES, INC.
                            LIMITED POWER OF ATTORNEY
                    (To Sign and File Registration Statement)

         The undersigned director and/or officer of OAK STREET FINANCIAL SERVICES, INC., a Maryland corporation (the "Company"), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement to register shares and related prospectus for the registration of common stock of the Company, does hereby appoint each of Steven Alonso and Craig L. Royal as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said registration statement and related prospectus and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney on the date beside each of the named undersigns.

         SIGNATURE                                 TITLE                               DATE
         ---------                                 -----                               ----
  /s/ Steven Alonso                  Chairman of the Board, President and         April 21, 2004
-----------------------------           Chief Executive Officer, Director
    Steven Alonso                       (Principal Executive Officer)

 /s/ Craig L. Royal                  Treasurer and Secretary (Principal           April 21, 2004
-----------------------------           Financial and Accounting Officer)
   Craig L. Royal

 /s/ John F. Havens                  Director                                     April 21, 2004
-----------------------------
   John F. Havens

/s/ George A. Skestos                Director                                     April 21, 2004
-----------------------------
  George A. Skestos

                                                                    EXHIBIT 24.1

STATE OF OHIO              )
                           )  SS:
COUNTY OF FRANKLIN         )


         Before me, a notary public, in and for said County and State personally appeared George A. Skestos, John F. Havens, Steven Alonso and Craig Royal, who executed the above and foregoing Limited Power of Attorney on April 21, 2004.

         Witness my hand and Notarial Seal this 21st day of April, 2004.


My Commission Expires:                          /s/ Theresa L. Rice
                                            ------------------------------------
                                            Notary Public
                                            Printed Name:     Theresa L. Rice
                                                         -----------------------
             March 17, 2008                 Residing in Franklin County
---------------------------------------




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